EXHIBIT 99

For Immediate Release	Contact: Karen A. Warren (Investor Relations)
April 20, 2009	401-727-5401
Wayne S. Charness (News Media)
401-727-5983

Hasbro Reports First Quarter Results

First Quarter Highlights

•

Net revenues of $621.3 million compared to $704.2 million a year ago; 2009 revenues include a negative $40.2 million impact from foreign exchange, in constant dollars revenues declined 6%;

•

Net earnings of $19.7 million or earnings per diluted share of $0.14 compared to $37.5 million or $0.25 per diluted share a year ago.

Pawtucket, RI (April 20, 2009) -- Hasbro, Inc. (NYSE: HAS) today reported net earnings of $19.7 million, or $0.14 per diluted share, compared to $37.5 million or $0.25 per diluted share in 2008.  The Company reported net revenues of $621.3 million, compared to $704.2 million a year ago.  The revenue decrease in constant dollars was 6%, excluding the negative $40.2 million impact of foreign exchange.

 “As we communicated earlier this year, we expected revenues to decline in the first quarter due to economic challenges, the impact of foreign exchange and retailers reducing inventory levels,” said Brian Goldner, President and Chief Executive Officer.

“To drive momentum in our business in the coming quarters, we have new product initiatives across each of our major product categories including preschool, games, girls and boys, including the highly anticipated theatrical releases of TRANSFORMERS: REVENGE OF THE FALLEN, G.I. JOE: RISE OF COBRA and Marvel’s X-MEN ORIGINS: WOLVERINE,” Goldner concluded.

U.S. and Canada segment net revenues were $404.5 million, compared to $428.5 million in 2008.  The results reflect growth in STAR WARS, PLAYSKOOL, NERF and board games, offset by declines in LITTLEST PET SHOP, TRANSFORMERS and MARVEL brands, although these brands continued to contribute significantly to the segment.  The U.S. and Canada segment reported an operating profit of $41.6 million, compared to $37.3 million in 2008.

International segment net revenues were $189.2 million, compared to $248.3 million in 2008.  The revenues include a negative foreign exchange impact of approximately $36.1 million.  The results reflect declines in TRANSFORMERS, MY LITTLE PONY, ACTION MAN, IN THE NIGHT GARDEN and board games, partially offset by growth in STAR WARS and NERF.  Although down year over year, TRANSFORMERS and MARVEL continued to contribute significantly to the segment.  The International segment reported an operating loss of $14.5 million compared to operating profit of $13.0 million in 2008.

“Given the revenue headwinds during the first quarter, including foreign exchange, retailer inventory rebalancing and the later Easter, we took a number of measures that were successful in mitigating the impact of the revenue reduction on profitability,” said David Hargreaves, Chief Operating Officer and Chief Financial Officer.  “Based on the strength of our product line, we believe the two most recent quarters will prove to have been the most challenging for Hasbro in this economic cycle.  Our balance sheet is strong and we remain focused on investing in our global business for the long term,” Hargreaves concluded.

The Company will webcast its first quarter earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast, go to http://investor.hasbro.com, click on the webcast microphone.   The replay will be available on Hasbro’s web site approximately 2 hours following completion of the call.

Hasbro, Inc. is a worldwide leader in children’s and family leisure time products and services with a rich portfolio of brands and entertainment properties that provides some of the highest quality and most recognizable play and recreational experiences in the world. As a brand-driven, consumer-focused global company, Hasbro brings to market a range of toys, games and licensed products, from traditional to high-tech and digital, under such powerful brand names as TRANSFORMERS, PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, CRANIUM and WIZARDS OF THE COAST. Come see how we inspire play through our brands at www.hasbro.com. (C) 2009 Hasbro, Inc. All Rights Reserved.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company’s future opportunities and the Company’s ability to achieve its financial goals and may be identified by the use of forward-looking words or phrases. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: (i) the Company's ability to design, manufacture, source and ship new and continuing products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover the Company’s development, manufacturing, marketing, royalty and other costs; (ii) recessions or other economic downturns which negatively impact the retail and credit markets, and the financial health of the Company’s retail customers and consumers, and which can result in lower employment levels, less consumer disposable income, lower consumer confidence and, as a consequence, lower consumer spending, including lower spending on purchases of the Company’s products, (iii) other economic and public health conditions in the markets in which the Company and its customers and suppliers operate which impact the Company's ability and cost to manufacture and deliver products, such as higher fuel and other commodity prices, higher labor costs, higher transportation costs, outbreaks of SARs, bird flu or other diseases which affect public health and the movement of people and goods, and other factors, including government regulations,  which can create potential manufacturing and transportation delays or impact costs, (iv) currency fluctuations, including movements in foreign exchange rates, which can lower the Company’s net revenues and earnings, and significantly impact the Company’s costs; (v) the concentration of the Company's customers, potentially increasing the negative impact to the Company of difficulties experienced by any of the Company’s customers; (vi) the inventory policies of the Company’s retail customers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; (vii) work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; (viii) the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; (ix) the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; (x) concentration of manufacturing for many of the Company’s products in the People’s Republic of China and the associated impact to the Company of public health conditions and other factors affecting social and economic activity in China, affecting the movement of products into and out of China, and impacting the cost of producing products in China and exporting them to other countries; (xi) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xii) other market conditions, third party actions or approvals and the impact of competition which could reduce demand for the Company’s products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; (xiii) the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and (xiv) other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This presentation includes a non-GAAP financial measure as defined under rules of the Securities and Exchange Commission (“SEC”), specifically EBITDA. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. EBITDA (earnings before interest, taxes, depreciation and amortization) represents net earnings excluding interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.  This presentation also includes the Company’s Consolidated and International segment net revenues excluding the impact of changes in exchange rates.  Management believes that the presentation of Consolidated and International segment net revenues minus the impact of exchange rate changes provides information that is helpful to an investor’s understanding of the underlying business performance absent exchange rate fluctuations which are beyond the Company’s control.

# # #

(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	March 29, 2009	March 30, 2008
ASSETS	-----------------	---------------------
Cash and Cash Equivalents	$ 590,388	$ 832,180
Accounts Receivable, Net	365,037	388,693
Inventories	295,248	291,199
Other Current Assets	199,147	210,739
	----------------	---------------
Total Current Assets	1,449,820	1,722,811
Property, Plant and Equipment, Net	217,919	201,682
Other Assets	1,260,083	1,201,986
	----------------	---------------
Total Assets	$2,927,822	$3,126,479
	=========	=========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$ 45,716	$ 171,249
Current Portion of Long-term Debt	-	135,311
Payables and Accrued Liabilities	525,536	589,321
	----------------	---------------
Total Current Liabilities	571,252	895,881
Long-term Debt	709,723	709,723
Other Liabilities	265,992	254,164
	----------------	---------------
Total Liabilities	1,546,967	1,859,768
Total Shareholders' Equity	1,380,855	1,266,711
	----------------	---------------
Total Liabilities and Shareholders' Equity	$ 2,927,822	$3,126,479
	=========	=========

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Quarter Ended
	---------------------
(Thousands of Dollars and Shares Except Per Share Data)	March 29, 2009	March 30, 2008
	-----------------	--------------------
Net Revenues	$ 621,340	$ 704,220
Cost of Sales	244,753	271,161
	--------------	---------------
Gross Profit	376,587	433,059
Amortization	19,887	18,438
Royalties	54,453	58,422
Research and Product Development	37,131	41,770
Advertising	62,309	76,983
Selling, Distribution and Administration	161,590	176,193
	--------------	---------------
Operating Profit	41,217	61,253
Interest Expense	9,715	11,428
Other (Income) Expense, Net	2,915	(5,845)
	--------------	---------------
Earnings Before Income Taxes	28,587	55,670
Income Taxes	8,857	18,200
	--------------	--------------
Net Earnings	$ 19,730	$ 37,470
	========	========

Per Common Share
Net Earnings
Basic	$ 0.14	$ 0.26
	========	========
Diluted	$ 0.14	$ 0.25
	========	========
Cash Dividends Declared	$ 0.20	$ 0.20
	========	========

Weighted Average Number of Shares
Basic	140,047	142,314
	========	========
Diluted	152,956	156,246
	========	========

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
NET EARNINGS PER SHARE
(Unaudited)

(Thousands of Dollars and Shares Except Per Share Data)	Quarter Ended
-------------------------------------------------------------------------
	March 29, 2009		March 30, 2008
	------------------		----------------
	Basic	Diluted	Basic	Diluted
	-----------	-----------	-----------	-----------

Net earnings	$ 19,730	$ 19,730	$ 37,470	$ 37,470
Effect of dilutive securities:
Interest expense on contingent convertible
debentures due 2021	-	1,082	-	1,059
	-------------	--------------	--------------	--------------
Adjusted net earnings	$ 19,730	$ 20,812	$ 37,470	$ 38,529
	========	========	========	========

Average shares outstanding	140,047	140,047	142,314	142,314
Effect of dilutive securities:
Contingent convertible debentures due 2021	-	11,566	-	11,566
Options	-	1,343	-	2,366
	-------------	--------------	--------------	--------------
Equivalent shares	140,047	152,956	142,314	156,246
	========	========	========	========

Net earnings per share	$ 0.14	$ 0.14	$ 0.26	$ 0.25
	========	========	========	========

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
MAJOR SEGMENTS AND EBITDA
(Unaudited)
(Thousands of Dollars)
	Quarter Ended
	-------------------------------------------------
	March 29, 2009	March 30, 2008	% Change
	-------------------	--------------------	-----------
Major Segment Results

U.S. and Canada Segment
External Net Revenues	$ 404,502	$ 428,522	-6%
Operating Profit	41,550	37,311	11%

International Segment
External Net Revenues	189,192	248,255	-24%
Operating Profit (Loss)	(14,471)	13,027	-211%

Reconciliation of EBITDA

Net Earnings	$ 19,730	$ 37,470
Interest Expense	9,715	11,428
Income Taxes	8,857	18,200
Depreciation	15,228	15,313
Amortization	19,887	18,438
	------------	------------
EBITDA	$ 73,417	$ 100,849
	=======	=======

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
2008 NET REVENUE BY CLASSES OF PRINCIPAL PRODUCTS
(Unaudited)

(Thousands of Dollars)

	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Full Year 2008
	----------	-----------	-----------	-----------	-------------------
Preschool	$ 66,577	$ 80,585	$ 171,908	$ 137,722	$ 456,792
Boys	267,179	306,480	406,011	365,002	1,344,672
Girls	149,294	128,485	290,402	261,604	829,785
Games & Puzzles	209,668	257,019	420,851	452,371	1,339,909
Other	11,502	11,717	12,789	14,354	50,362
	------------	-----------	-----------	-----------	-------------
Total	$ 704,220	$ 784,286	$ 1,301,961	$ 1,231,053	$ 4,021,520
	========	========	========	========	=========

Effective the beginning of fiscal 2009, Hasbro has restructured its classes of principal products. The primary change includes the elimination of the Tweens toy product category, as the products that were previously classified as Tweens Toys have been reclassified in 2009. The table above presents 2008 net revenues, reclassified to reflect 2009 product category classification.